EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-187529 on Form S-8 and Registration Statement No. 333-122742 on Form S-3 of RGC Resources, Inc. of our report dated November 25, 2013 appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2013.

/s/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

100 Arbor Drive, Suite 108

Christiansburg, Virginia

December 11, 2013